EXHIBIT 3.(i).4

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                        Filed 09:00 AM 8/22/1997
                                                                97128239-2658643

                                STATE OF DELAWARE
                            CERTIFICATE of AMENDMENT
                         of CERTIFICATE of INCORPORATION

                            MICOR TECHNOLOGIES, INC.

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of MICOR TECHNOLOGIES, INC. resolutions were duly adopted setting forth said amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows;

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that , as amended, said Article shall be and read as follows:

"The name of the Delaware corporation is "OneSource Technologies, Inc."

SECOND: That thereafter, pursuant to resolution of the Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General corporation Law of the state of Delaware at which a special meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Board of directors has caused this certificate to be signed by Jerry Washburn, an Authorized Officer, this 21 day of August, 1997.


                        By:/s/ Jerry Washburn
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        TITLE OF OFFICER: PRESIDENT
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